Third Amendment to
                              Amended and Restated
                    Certificate of Limited Partnership of
                Geodyne Energy Income Limited Partnership II-A

     The undersigned, desiring to amend its amended and restated certificate of limited partnership pursuant to the Oklahoma Revised Uniform Limited Partnership Act, as amended, Okla. Stat. tit. 54 (1993), Section 301 et seq (the "Act"), do hereby state:

1. The name of the limited partnership is Geodyne Energy Income Limited Partnership II-A.

2. The dates of filing of the Certificate of Limited Partnership and all amendments thereto are as follows:

      Name                                                    Date
      ----                                                    ----

      Agreement and Certificate of Limited                    7/23/87
         Partnership
      Amended and Restated Certificate of Limited
         Partnership                                          3/10/89
      First Amendment to Amended and Restated
         Certificate of Limited Partnership                   2/25/93
      Second Amendment to Amended and Restated
         Certificate of Limited Partnership                   7/19/96

3. The Amended and Restated Certificate of Limited Partnership dated March 9, 1989, and filed with the Oklahoma Secretary of State on March 10, 1989, stated that the latest date upon which the limited partnership is to dissolve is December 31, 2001. Pursuant to its terms, the Agreement and Certificate of Limited Partnership dated March 4, 1986 (the "Partnership Agreement") was amended on November 16, 2001, to state that the latest date upon which the Partnership is to dissolve is December 31, 2003, provided that the General Partner may extend the term of the Partnership for up to four additional periods of two years each pursuant to the provisions of the Partnership Agreement.

      Therefore, the Amended and Restated Certificate of Limited Partnership is hereby revised to state that the latest date on which the Partnership is to dissolve is December 31, 2003, subject to extension as set forth in the Partnership's Partnership Agreement.

      Dated:  November 16, 2001.

                                          GEODYNE RESOURCES, INC.
                                          General Partner

                                          By:   /s/ Dennis R. Neill
                                                ---------------------------
                                                Dennis R. Neill, President